UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

HORIZON SPACE ACQUISITION II CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42406	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1412 Broadway

21st Floor, Suite 21V

New York, NY 10018

(Address of principal executive offices)

Tel: (646) 257-5537

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one ordinary share, $0.0001 par value, and one Right to acquire one-tenth of one ordinary share	HSPTU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	HSPT	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-tenth of one ordinary share	HSPTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth under Item 2.03 are incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the amendment to the amended and restated memorandum and articles of association approved in the extraordinary general meeting held on February 13, 2026 (the “Charter Amendment”) of Horizon Space Acquisition II Corp., a Cayman Islands exempted company (the “Company”), the Company has until February 18, 2026 to complete its initial business combination. However, the Company may extend the period of time to consummate a business combination up to twelve times, each by an additional one-month extension, up to February 18, 2027, subject to Horizon Space Acquisition II Sponsor Corp., a Cayman Islands company, the sponsor of the Company (the “Sponsor”) and/or its designee, depositing the lesser of (i) $50,000 for all remaining public shares and (ii) $0.033 for each remaining public share (the “Extension Fee”) into the trust account of the Company (the “Trust Account”).

On or about March 13, 2026, an aggregate of $50,000 of the Extension Fee was deposited into the Trust Account for the Company’s public shareholders (the “Extension Payment”) by Mr. William Wang (the “Payee”), which enables the Company to extend the period of time it has to consummate its initial business combination by one month from March 18, 2026 to April 18, 2026 (the “Extension”). The Extension is the second of the twelve Extensions permitted pursuant to the Charter Amendment. Mr. William Wang is the Chief Executive Officer of SL BIO Ltd., a Cayman Islands exempted company limited by shares (“SL Bio”). On May 9, 2025, the Company, SL Bio, SL Science Holding Limited, a Cayman Islands exempted company limited by shares (“PubCo”), CW Mega Limited, a Cayman Islands exempted company limited by shares (“Merger Sub I”), and WW Century Limited, a Cayman Islands exempted company limited by shares (“Merger Sub II”), entered into a business combination agreement, pursuant to which, among other things, (i) Merger Sub I will merge with and into the Company, with the Company as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into SL Bio, with SL Bio as the surviving entity and a wholly-owned subsidiary of PubCo.

In connection with the Extension Payment, on March 17, 2026, the Company issued an unsecured promissory note of $50,000 (the “Note”) to the Payee.

The Note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s business combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Note may be accelerated.

The Payee has the right, but not the obligation, to convert the Note, in whole or in part, respectively, into private units (the “Units”) of the Company, each consisting of one ordinary share, par value $0.0001 per share (the “Ordinary Share”), and one right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of a business combination, as described in the prospectus of the Company (File No: 333-282758), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the business combination. The number of Units to be received by the Payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Payee by (y) $10.00.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Note does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Note.

 Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The Units (and the underlying securities) issuable upon conversion of the Note, if any, (1) may not, subject to certain limited exceptions, be transferable or salable by the Payee until the completion of the Company’s initial business combination and (2) are entitled to registration rights.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated March 17, 2026, issued by the Company to William Wang
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Space Acquisition II Corp.

Date: March 18, 2026	By:	/s/ Mingyu (Michael) Li
	Name:	Mingyu (Michael) Li
	Title:	Chief Executive Officer

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